Exhibit 99.46

CORD BLOOD AMERICA SIGNS CONSULTING AGREEMENT WITH MIDTOWN PARTNERS & CO., LLC TO EVALUATE STRATEGIC ALTERNATIVES TO UNLOCK VALUE IN ITS SUBSIDIARIES.

LOS ANGELES, CA. June __, 2007 - Cord Blood America, Inc. (OTC Bulletin Board: CBAI), the umbilical cord blood stem cell preservation company (http://www.cordblood-america.com ) focused on bringing the life saving potential of stem cells to families nationwide and internationally, today announced that it has signed a consulting agreement with Midtown Partners & Co., LLC, to evaluate strategic alternatives to unlock value for its subsidiaries.

“Cord Blood America is seeking to unlock value to its shareholders for its Philadelphia, Pa., based CorCell subsidiary, among others, because of its significant potential stand alone value,” said Matthew Schissler, Cord Blood America Chairman and CEO.  “We have sought out the expertise of Midtown Partners, with vast experience in this sector, and Cord Blood America has contracted with them to lead the search and evaluation process for CorCell.”

Richard Kreger, Senior Vice President, Midtown Partners, said that “Cord Blood America is a valuable property that deserves the attention of the public markets.  The stem cell sector is trading at significantly higher multiples to revenue than Cord Blood America.  Cord Blood America has some of the best financial numbers in the sector, yet has not achieved the name recognition deserved in the stem cell arena.  We want to improve the street perception of the company and do it quickly by identifying the best strategic alternatives for the company and its subsidiaries.”

 “Management sees this opportunity as a significant step forward in Cord Blood America’s overall business plan. Management has worked diligently to line up this milestone opportunity, which could entirely fund the parent company’s future growth,” Mr. Schissler said.

"This capital releasing transaction will be funded entirely from funds made available through the new transaction. We could not have found a more economically feasible way to accomplish this important endeavor," Mr. Schissler said.  “It has been our mission to continue with accretive acquisitions, strategic organic growth and to clean up the balance sheet.  This process should allow the company to realize its full potential.”

About Midtown Partners & Co., LLC

Originally founded in May 2000, Midtown Partners & Co., LLC is an investment bank focused on private placement investment banking opportunities. The investment banking group at Midtown Partners & Co., LLC was founded on the premise that client relationships and industry focus are keys to the success of emerging growth companies. Such companies require investment banking services from a firm with a unique understanding of the marketplace and the nature of these transactions. Additional information can be found at http://www.midtownpartners.com.

About Cord Blood America

Cord Blood America (OTC Bulletin Board: CBAI) is the parent company of CorCell, which facilitates umbilical cord blood stem cell preservation for expectant parents and their children. Its mission is to be the most respected stem cell preservation company in the industry. Collected through a safe and non-invasive process, cord blood stem cells offer a powerful and potentially life-saving resource for treating a growing number of ailments, including cancer, leukemia, blood, and immune disorders. To find out more about Cord Blood America, Inc. (OTC Bulletin Board: CBAI), visit our website at www.corcell.com. For investor information, visit www.cordblood-america.com.

Forward-Looking Statements

Some statements made in this press release are forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We use words such as "anticipate," "believe," "expect," "future," "intend," "plan," and similar expressions to identify forward-looking statements. These statements including those related to the growth of the industry, new stem cell treatments, and the Company's performance, are only predictions and are subject to certain risks, uncertainties and assumptions. Additional risks are identified and described in the Company's public filings with the Securities and Exchange Commission. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company's past performance is not necessarily indicative of its future performance. The Company does not undertake, and the Company specifically disclaims any obligation to update any forward-looking statements to reflect occurrences, developments, events, or circumstances after the date of such statement.

    CONTACT:

    Paul Knopick

    E & E Communications

    949/707-5365

    pknopick@eandecommunications.com

SOURCE Cord Blood America, Inc.